Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Georgia-Pacific Debenture-Backed Series 2001-29
*CUSIP:   21988G635     Class   A-1
          21988GBB1     Class   A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending April 30, 2004.

INTEREST ACCOUNT
----------------


Balance as of     October 30, 2003.....                                  $0.00
        Scheduled Income received on securities.....             $1,461,937.50
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Class A-1 Holders.....                  -$1,440,750.00
        Distribution to Class A-2 Holders.....                     -$21,187.50
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of     April 30, 2004.....                                    $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     October 30, 2003.....                                  $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of     April 30, 2004.....                                    $0.00


             UNDERLYING SECURITIES HELD AS OF    April 30, 2004

            Principal
              Amount                     Title of Security
            ----------                   -----------------

            $33,900,000     Georgia-Pacific Corporation 8.625% Debentures
                            due April 30, 2025
                            *CUSIP:       373298BL1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.